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                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                          ----------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           SOUTHSIDE BANCSHARES CORP.
         ---------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


            Missouri                                43-1262037
  --------------------------------       -------------------------------------
    (State or Other Jurisdiction          (I.R.S. Employer Identification No.)
  of Incorporation or Organization)

         3606 Gravois Ave., St. Louis, Missouri             631116
         ---------------------------------------------------------------
         (Address of Principal Executive Offices)         (Zip Code)


                SOUTHSIDE BANCSHARES CORP. 1998 STOCK OPTION PLAN
         ---------------------------------------------------------------
                            (Full Title of the Plan)

                               JOANNE M. SCHNEIDER
                                    Secretary
                           Southside Bancshares Corp.
                    4111 Telegraph, St. Louis, Missouri 63129
                                 (314) 776-7000
- --------------------------------------------------------------------------------
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                             JOHN K. PRUELLAGE, Esq.
                          Lewis, Rice & Fingersh, L.C.
            500 North Broadway, Suite 2000, St. Louis, Missouri 63102
                                 (314) 444-7600


                                           CALCULATION OF REGISTRATION FEE
===================================================================================================================

                                                       Proposed Maximum      Proposed Maximum        Amount of
        Title of Securities            Amount to be   Offering Price Per    Aggregate Offering      Registration
          to be Registered            Registered(1)        Share(2)              Price(2)              Fee(2)
===================================================================================================================
Common Stock ($1.00 par value)           750,000             $8.69              $6,517,500             $1,812
===================================================================================================================

         (1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement shall also be deemed to cover any additional securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.

         (2) The Securities registered hereunder are to be offered pursuant to the Southside Bancshares Corp. 1998 Stock Option Plan. The amount set forth herein is estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h)(1). Pursuant to Rule 457(c), the amount set forth herein represents the average of the high and low prices of the Registrant's Common Stock as of November 11, 1999, such date being within five business days of the filing of this Registration Statement.

================================================================================

         PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Information contained in the following documents of Southside Bancshares Corp. (the "Corporation") filed with the Securities and Exchange Commission (the "Commission") is incorporated herein by reference:

         (a) The Annual Report of the Corporation on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

         (b) The Quarterly Report of the Corporation on Form 10-Q for the fiscal quarter ended March 31, 1999, as filed with the Commission;

         (c) The Quarterly Report of the Corporation on Form 10-Q for the fiscal quarter ended June 30, 1999, as filed with the Commission;

         (d) The Quarterly Report of the Corporation on Form 10-Q for the fiscal quarter ended September 30, 1999, as filed with the Commission;

         (e) All other reports filed by the Corporation pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1998;

         (f) The description of the Corporation's common stock, par value $1.00 per share (the "Common Stock"), contained in the Corporation's Registration Statement on Form S-1 under the Securities Act of 1933, as amended, Registration No. 33-22739, effective June 27, 1988, and including any amendment or report filed for purposes of updating such description.

         All reports and other documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.  INTERESTS OF COUNSEL AND NAMED EXPERTS.

         Certain legal matters in connection with the shares of Common Stock to be registered hereby have been passed upon for the Corporation by Lewis, Rice & Fingersh, L.C., St. Louis, Missouri.


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ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 351.355(1) and Section 351.355(2) of The General and Business Corporation Law of Missouri (the "MGBCL") provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines, and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses. Section 351.355(3) of the MGBCL provides that, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred in connection with such action, suit or proceeding. Section 351.355(7) of the MGBCL provides that a Missouri corporation may provide additional indemnification to any person indemnifiable under Section 351.355(1) or Section 351.355(2), provided such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

         Article XI of the Corporation's Restated Articles of Incorporation, as amended, provides that the Corporation shall indemnify each of its directors and officers to the full extent provided by Section 351.355 of the MGBCL and that it may extend to employees and agents such indemnification and additional indemnification and fund such indemnification by insurance as the Corporation may deem appropriate. Article VII of the Corporation's Restated Bylaws, as amended, makes similar provisions with respect to indemnification of the Corporation's directors, officers, employees and agents.

         Pursuant to a policy of directors' and officers' liability insurance, with total annual limits of $5,000,000, the Corporation's officers and directors are insured, subject to the limits, retention, exceptions and other terms and conditions of such policy, against liability for any actual or alleged error, misstatement, misleading statement, act or omission, or neglect or breach of duty by the directors or officers of the Corporation in the discharge of their duties solely in their capacity as directors or officers of the Corporation, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers of the Corporation.


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ITEM 8.  EXHIBITS.

         The following exhibits are submitted herewith or incorporated by reference herein:

      Exhibit
      Number     Exhibit
      ------     -------

        4(a) Rights Agreement dated as of May 27, 1993 between the Registrant and Boatmen's Trust Company filed as Exhibits 1 and 2 to the Registrant's Registration Statement on Form 8-A on May 27, 1993, incorporated herein by reference.

        5(a)     Opinion of Lewis, Rice & Fingersh, L.C.

       23(a)     Consent of Lewis, Rice & Fingersh, L.C. (included as part of
                 Exhibit 5(a))

       23(b)     Consent of KPMG LLP

       24        Powers of Attorney

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of


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

1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.






                                      II-4
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                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, as of November 15, 1999.

                                      SOUTHSIDE BANCSHARES CORP.


                                      By  /s/ Thomas M. Teschner
                                          ----------------------
                                          Thomas M. Teschner
                                          President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Name                                     Title                                           Date
- ----                                     -----                                           ----
/s/ Thomas M. Teschner                  President, Chief Executive Officer,             November 15, 1999
- ---------------------------------       and Director (principal executive officer)
Thomas M. Teschner


            *                           Senior Vice President and                       November 15, 1999
- ---------------------------------       Chief Financial Officer
Joseph W. Pope                          (principal financial and
                                        accounting officer)



            *                           Chairman of the Board and                       November 15, 1999
- ---------------------------------       Director
Norville K. McClain



            *                           Director                                        November 15, 1999
- ---------------------------------
Joseph W. Beetz



            *                           Director                                        November 15, 1999
- ---------------------------------
Howard F. Etling



            *                           Director                                        November 15, 1999
- ---------------------------------
Douglas P. Helein





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


               *                         Director                                        November 15, 1999
- ---------------------------------
Earle J. Kennedy, Jr.



               *                         Director                                        November 15, 1999
- ---------------------------------
Daniel J. Queen



               *                         Director                                        November 15, 1999
- ---------------------------------
Richard G. Schroeder, Sr.



* By /s/ Thomas M. Teschner
     ----------------------------------------
     Thomas M. Teschner, Attorney-in-fact







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

                           SOUTHSIDE BANCSHARES CORP.
                         FORM S-8 REGISTRATION STATEMENT

                                  EXHIBIT INDEX


Exhibit No.                          Exhibit
- -----------                          -------

  4(a) Rights Agreement dated as of May 27, 1993 between the Registrant and Boatmen's Trust Company filed as Exhibits 1 and 2 to the Registrant's Registration Statement on Form 8-A on May 27, 1993, incorporated herein by reference.

  5(a)           Opinion of Lewis, Rice & Fingersh, L.C.

 23(a)           Consent of Lewis, Rice & Fingersh, L.C. (included as part of
                 Exhibit 5(a))

 23(b)           Consent of KPMG LLP

 24              Powers of Attorney